United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

April 18, 2013

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue

New York, New York  10017

 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01                  Other Events.

The board of directors (the “Board”) of Overseas Shipholding Group, Inc. (the “Company”) has approved changes to the stock ownership guidelines for senior management employees (the “Guidelines”). The Guidelines generally require that during each fiscal quarter, senior management employees maintain ownership of at least a specific number of shares of the common stock of the Company (“Common Stock”). A copy of the Guidelines was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 25, 2010. In connection with the decline in the price of Common Stock, the Board has waived, effective April 18, 2013, the quarterly stock ownership requirements in the Guidelines (1) provided that no employee may sell Common Stock if he possesses material, nonpublic information about the Company, and (2) provided further that any employee possessing nonpublic information about the Company’s cash balances may sell shares of Company common stock only (i) during the five business day period after the second business day after the filing of a Current Report on Form 8-K with the United Sates Securities and Exchange Commission of a Monthly Operating Report for the Company which discloses the Company’s cash balances as of the last day of the second month prior to the date of such filing and (ii) if the nonpublic information such employee possesses about the Company’s cash balances is not material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: April 18, 2013	By	/s/James I. Edelson
Name: James I. Edelson Title: Senior Vice President, General Counsel and Secretary